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                          Jones, Day, Reavis & Pogue
                                77 West Wacker
                                  Suite 3500
                            Chicago, Illinois 60601
                                (312) 782-3939


                                                                     Exhibit 8.1


                               January 14, 1999


ABC Rail Products Corporation
200 South Michigan Avenue
Suite 1300
Chicago, Illinois 60604

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-4, as amended (the "Registration Statement") of ABC Rail Products Corporation ("ABC"), a Delaware corporation, relating to the merger of NACO, Inc. ("NACO"), a Delaware corporation, with a subsidiary of ABC. Capitalized terms used herein but not otherwise defined have the meanings assigned to them in the Registration Statement.

     In connection with our opinion set forth under the heading "THE MERGER -- Certain Federal Income Tax Consequences -- Treatment of ABC and Its Stockholders, Merger Subsidiary and NACO" in the proxy statement/prospectus (the "Proxy") that is part of the Registration Statement, we have examined the Merger Agreement, the Registration Statement and such other documents or corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have assumed that the Merger will be consummated as described in the Registration Statement and in accordance with the Merger Agreement and will be valid under applicable Delaware law. Based on the foregoing, we hereby confirm, under current law, our opinion as set forth under the above referenced heading in the Proxy, subject to the qualifications and limitations set forth therein.

     We consent to the use of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm, under the headings referred to above, in the Proxy. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                       Very truly yours,



                                       /s/ Jones, Day, Reavis & Pogue